Exhibit 99.1

  ATG Announces Fourth-Quarter and Year-End 2003 Financial Results; Company Settles $10.9 Million Real-Estate Obligation for $3.3 Million

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 27, 2004--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its financial results for the fourth quarter and year ended December 31, 2003. Total revenues for the fourth quarter of 2003 were $15.8 million, compared with total revenues for the fourth quarter of 2002 of $24.5 million. Net income for the fourth quarter of 2003, in accordance with accounting principles generally accepted in the United States (GAAP), was $4.1 million, or $0.05 per diluted share, compared with a GAAP net loss of $20.8 million, or ($0.30) per share, in the fourth quarter of 2002.
    On January 16, 2004, ATG settled a $10.9 million real-estate obligation for a facility located in Cambridge, Massachusetts for a one-time payment of $3.3 million. As part of this settlement, ATG eliminated $8.5 million in excess lease obligations and lowered its operating lease obligations by $2.4 million. In accordance with GAAP, this transaction was accounted for in the fourth quarter of 2003. ATG has recorded a net benefit from restructuring charges of $5.0 million during the fourth quarter due to this settlement, offset by other restructuring adjustments. This is ATG's third major real-estate settlement during the past twelve months, which represents a total of approximately $61 million in lease obligations settled for $19 million.
    Excluding the net benefit from restructuring charges of $5.0 million, ATG's net loss for the fourth quarter of 2003 (non-GAAP) was $1.0 million, or ($0.01) per share. This compares to ATG's net loss for the fourth quarter of 2002 (non-GAAP) of $1.7 million, or ($0.02) per share, which excludes $19.1 million in restructuring charges.


FOURTH-QUARTER AND FULL-YEAR FINANCIAL HIGHLIGHTS

(In millions, except per share      Three Months      Twelve Months
 data and percentages)                  Ended             Ended
                                  Dec. 31, Dec. 31,  Dec. 31, Dec. 31,
                                     2003     2002     2003     2002
Total revenues                      $15.8    $24.5    $72.5   $101.5
License revenue                       5.2     12.2     27.2     48.8
Percent of total revenues             33%      50%      37%      48%
Services revenue                     10.6     12.3     45.3     52.7
Percent of total revenues             67%      50%      63%      52%

Net income/(loss) (GAAP)              4.1    (20.8)     4.2    (29.5)

Net income/(loss) per diluted
 share (GAAP)                        0.05    (0.30)    0.06    (0.42)

Net restructuring benefit/(charges)   5.0    (19.1)    10.3    (19.0)

Net loss (non-GAAP)(a)               (1.0)    (1.7)    (6.1)   (10.5)

Net loss per share (non-GAAP)(a)    (0.01)   (0.02)   (0.09)   (0.15)

Cash, cash equivalents and
 marketable securities              $42.4    $68.6    $42.4    $68.6

(a) For further details surrounding non-GAAP financial information, please refer to the Financial Presentation section


    For the twelve months ended December 31, 2003, total revenues were $72.5 million, compared with total revenues for the twelve months ended December 31, 2002 of $101.5 million. The Company's GAAP net income for the twelve months ended December 31, 2003 was $4.2 million, or $0.06 per share, compared with a GAAP net loss for the twelve months ended December 31, 2002 of $29.5 million, or ($0.42) per share. Net income for the twelve months ended December 31, 2003 includes a net benefit from restructuring charges of $10.3 million. The net loss for the twelve months ended December 31, 2002 included a net loss from restructuring charges of $19.0 million. Excluding the restructuring benefit and restructuring charge, the Company's net loss (non-GAAP) for the twelve months ended December 31, 2003 would have been $6.1 million, or ($0.09) per share, and the Company's net loss (non-GAAP) for the twelve months ended December 31, 2002 would have been $10.5 million, or ($0.15) per share.
    "While our results in the fourth quarter were below anticipated levels from a revenue perspective, we made considerable progress on several fronts and have taken action to improve our performance," said Bob Burke, ATG president and chief executive officer. "We were successful at attracting new customers, adding 12 in the fourth quarter. We also delivered a significant product release focused on Web Services and resolved a major excess lease obligation.
    "Additionally, over the course of the fourth quarter, we focused on our sales and marketing organizations as we gear up for launching innovative new products in the coming months. This included the hiring of Cliff Conneighton as our new head of marketing. While many of these initiatives are already well under way, we anticipate that it will take one or two more quarters before the full benefit of these actions are realized."
    "In the fourth quarter, we continued to build on our track record of effective cash management and cost containment," said Ed Terino, ATG chief financial officer. "In addition, the resolution of our Cambridge lease obligation and other excess lease obligations earlier in 2003 significantly reduces our accrued restructuring liability and improves our balance sheet. I am confident that our actions in 2003 will yield improved operating results in 2004."

    FOURTH-QUARTER HIGHLIGHTS

    During the fourth quarter of 2003, ATG:

    -- Earned business from new and existing customers such as Adelphia Communications, Blue Cross Blue Shield of California, CMP Media, Conseco, DoCoMo Laboratories, Ducati, ePolicy Solutions, Friends Provident, Hotels.com, Hyatt, Intuit, Kaplan Education, LVMH, Ministere de l'Education Nationale, Movielink, Pioneer Investments, Siemens, Target, Town and County Credit, United Media, the United States Department of Defense and William M. Mercer.

    -- Announced the general availability of ATG 6.2 on December 15, 2003. ATG 6.2 delivers access to the Company's industry-leading Scenario Personalization and Commerce functionality via Web Services. With Web Services, ATG customers can build systems that give their customers a consistent experience whether they interact via the web, interactive telephone, call centers, in-store devices or mobile devices. Besides facilitating multi-channel integration, ATG's 6.2 implementation of Web Services provides a highly effective, standards-based approach to integration with back-end legacy systems.

    -- Hired Cliff Conneighton as the senior vice president of marketing. Conneighton brings a wealth of software company experience to ATG, having led marketing for Lotus Notes and helping to grow that business to over a half-billion dollars in annual revenue. Additionally, Conneighton was co-founder and CEO of ICOMS, the world's first independent e-commerce service provider, which grew to serve thousands of on-line retailers, including some of the world's most prominent brands.

    OUTLOOK

    "While achieving revenue growth has been challenging over the past several quarters, we are building a solid foundation on which to grow the Company," said Burke. "We continue to strengthen our sales and our marketing organizations. I am confident that these actions, along with new capabilities in our commerce offerings and the upcoming rollout of new customer service applications, will enable us to generate revenue growth in 2004 and beyond.
    "While the first quarter has historically been a seasonally down quarter, we have gotten off to a good start in 2004, having already closed several transactions," continued Burke. "However, while we are optimistic about our performance for the first quarter and for the full year 2004, we continue to be conservative in our forward guidance."
    For the first quarter of 2004, the Company anticipates revenues to be approximately flat to up sequentially from the fourth quarter of 2003. The Company anticipates its total operating expenses and total cost of revenues for the first quarter of 2004 to be in the range of $18.5 million to $19.5 million. The Company also anticipates that as of March 31, 2004, its balance of cash, cash equivalents and marketable securities will be in the range of $33 million to $35 million, net of approximately $6 million in restructuring payments associated with the previously mentioned real-estate settlement, and other restructuring payments.

    CONFERENCE CALL REMINDER

    ATG management will discuss the Company's fourth-quarter and year-end 2003 financial results, business outlook for the first quarter of 2004 and continued product development plans on its quarterly conference call for investors at 5:30 p.m. EST today, January 27, 2004. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investors" section of the ATG Website, located at www.atg.com, at least 15 minutes before the event's broadcast.

    FINANCIAL PRESENTATION

    The Company is providing non-GAAP financial measures as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of ATG's core operations. Net income/(loss) (non-GAAP), net income/(loss) per share (non-GAAP), and all other reference to non-GAAP financial figures exclude the net effects of restructuring actions. These restructuring benefits and charges have been excluded from non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance and their exclusion provides individuals with additional information to more readily compare the Company's results over multiple periods. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    Note that in the attached financials, the Company has reclassified amounts previously reported as stock-based compensation into the operating expense line-item to which the charge is related.

    ABOUT ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels. ATG has delivered category-leading e-business solutions to many of the world's best-known brands including A&E Television, Aetna Services, Inc., Alcatel, American Airlines, Barclays Global Investors, Best Buy, BMG Direct, Eastman Kodak, Ford Motor Credit, HSBC, Hyatt, J. Crew, Merrill Lynch, Newell Rubbermaid, Target, U.S. Army, Walgreen Company and Wells Fargo. The Company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (C) 2003 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of, and Scenario Personalization is a service mark of, Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    The statements in paragraphs 5, 6 and 7, bullet point 2 of the section labeled "Fourth-Quarter Highlights" and the statements in paragraphs 1, 2 and 3 of the section labeled "Outlook" include forward-looking statements. When and if future product releases will be made available remains at the sole discretion of ATG, and any references to customer service applications, enhancements to existing commerce offerings or future products should be considered forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the Company's most recent quarterly report filed with the SEC for the period ended September 30, 2003. These filings are available on a Web site maintained by the SEC at http://www.sec.gov.


                      Art Technology Group, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                              Three Months Ended  Twelve Months Ended
                               Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                 2003      2002     2003       2002
Revenues:
  Product license               $5,188   $12,222   $27,159   $48,796
  Services                      10,564    12,294    45,333    52,697
  Total Revenues                15,752    24,516    72,492   101,493

Cost of Revenues:
  Product license                  457     1,021     1,949     4,278
  Services                       4,348     7,559    19,808    33,745
  Total Cost of Revenues         4,805     8,580    21,757    38,023

Gross Profit                    10,947    15,936    50,735    63,470
  Gross profit %                   70%       65%       70%       63%

Operating Expenses:
  Research & development         3,901     5,214    17,928    22,046
  Sales & marketing              6,725     9,683    31,174    43,122
  General & administrative       2,187     3,230     9,538    11,087
  Restructuring expense
   /(benefit)                   (5,034)   19,094   (10,307)   19,005
  Total Operating Expenses       7,779    37,221    48,333    95,260

Income/(loss) from Operations    3,168   (21,285)    2,402   (31,790)

Interest and Other Income, net     653       451     1,521     2,300

Income/(loss) before provision
 for income taxes                3,821   (20,834)    3,923   (29,490)
Benefit from income taxes          255         -       255         -

Net income/(loss)               $4,076  $(20,834)   $4,178  $(29,490)

Basic net income/(loss)
 per share                       $0.06    $(0.30)    $0.06    $(0.42)

Diluted net income/(loss)
 per share                       $0.05    $(0.30)    $0.06    $(0.42)

Basic weighted average common
 shares outstanding             72,684    70,476    71,798    69,921

Diluted weighted average common
 shares outstanding             74,879    70,476    73,768    69,921


                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)
                                              As of the period ended
                                            December 31,  December 31,
                                                2003         2002
                       Assets
 Current assets:
 Cash, cash equivalents and marketable
  securities                                   $42,353     $68,558

 Accounts receivable, net                       15,364      25,221
 Prepaid expenses and other current assets       1,180       2,489
   Total current assets                         58,897      96,268

 Property and equipment, net                     3,751       6,998
 Other assets                                    4,712       1,569
   Total assets                                $67,360    $104,835

        Liabilities and Stockholders' Equity
 Current liabilities:
 Accounts payable                               $1,146      $2,563
 Accrued expenses                               12,363      18,219
 Deferred revenue                               14,915      15,674
 Accrued restructuring short-term                9,427      19,819
   Total current liabilities                    37,851      56,275

 Accrued restructuring long-term                 8,572      32,537

   Stockholders' equity                         20,937      16,023
   Total liabilities and stockholders' equity  $67,360    $104,835



    CONTACT: ATG
             Ed Terino, 617-386-1005
             eterino@atg.com
             or
             Jerry Sisitsky, 617-386-1158
             jsisitsk@atg.com